                              FOURTH AMENDMENT TO
                            PARTICIPATION AGREEMENT

     This Fourth Amendment to Participation Agreement ("Amendment") is entered into by and among LEGG MASON INVESTOR SERVICES, LLC (the "Distributor"), LEGG MASON PARTNERS FUND ADVISOR, LLC (the "Adviser"), LEGG MASON PARTNERS VARIABLE EQUITY TRUST and LEGG MASON PARTNERS VARIABLE INCOME TRUST (each a "Fund", collectively the "Funds") and METROPOLITAN LIFE INSURANCE COMPANY (the "Company").

     WHEREAS, the parties entered into a Participation Agreement dated January 1, 2009, as amended September 30, 2009, April 30, 2010 and December 1, 2013 (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

     WHEREAS, the parties desire to amend the Agreement;

     NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

     1. Schedule A and Schedule B of this Amendment, attached hereto, supersede and replace in their entirety the Schedule A and Schedule B of the Agreement.

     2. The Company represents and warrants that it understands the requirements of all applicable laws, rules or regulations relating to bribery and corruption both in the Company's home jurisdiction and in any other jurisdictions which may have a connection to the services performed by the Company in connection with the Agreement. The Company further represents and warrants that it will fully and faithfully comply with all requirements of such laws, rules or regulations in connection with all activities under or in any way connected with the Agreement and such requirements that the Fund or the Distributor may notify to Company.

     3. If Distributor's payments to Company under Section 2.8 of the Participation Agreement dated January 1, 2009 in whole or in part are financed by a Fund in accordance with a Fund's plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, then in the event of the termination, cancellation or modification of such 12b-1 plan by a Fund's board of directors or trustees or shareholders, Company agrees upon notification at the Distributor's option to waive its right to receive such compensation pursuant to aforesaid Section 2.8 until such time, if ever, as Distributor receives payment.

     4. The following replaces the two addresses for the Company set forth in
ARTICLE X.

NOTICES:
-------

     "If to the Company:

          MetLife
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attn: Law Department"

     5. OTHER TERMS. Other than the foregoing, all other terms and conditions of
        -----------
the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be November 17, 2014.


LEGG MASON INVESTOR SERVICES, LLC            METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Michael P. Mattera                   By: /s/ Karen A. Johnson
    -------------------------------              ----------------------------
Name:  Michael P. Mattera                    Name:  Karen A. Johnson
Title: Director                              Title: Vice President
Date:                                        Date: 10-23-14
     ------------------------------

LEGG MASON PARTNERS FUND ADVISOR, LLC        LEGG MASON PARTNERS VARIABLE EQUITY
                                             TRUST

By: /s/ Kenneth D. Fuller                    By: /s/ Kenneth D. Fuller
    -------------------------------              ----------------------------
Name:  Kenneth D. Fuller                     Name:  Kenneth D. Fuller
Title: Managing Director                     Title: Managing Director
Date:                                        Date:
     ------------------------------               ---------------------------

LEGG MASON PARTNERS VARIABLE INCOME TRUST


By: /s/ Kenneth D. Fuller
    --------------------------------
Name:  Kenneth D. Fuller
Title: Managing Director
Date:
     -------------------------------

                                   SCHEDULE A
                                   ----------

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                   ------------------------------------------

SEPARATE ACCOUNTS                                                PRODUCTS
-----------------                                                --------
Metropolitan Life Separate Account DCVL                          MetLife Group Private Placement Variable life
                                                                 Insurance Policies

Metropolitan Life Separate Account UL                            MetLife Variable Life Insurance Policies (MetFlex)


Metropolitan Life Variable Annuity Separate Account II           Flexible Premium Deferred Variable Annuity
                                                                 Flexible Premium Variable Annuity

Metropolitan Life Separate Account E                             Gold Track Select
                                                                 MetLife Investment Portfolio Architect

                                   SCHEDULE B
                                   ----------

                    PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
                    ----------------------------------------

   All Funds shall pay 12b-1 fees in the amount as stated in each Fund's then current prospectus.

LEGG MASON PARTNERS VARIABLE EQUITY TRUST
FUND NAME                                                            CLASS       CUSIP
-----------------------------------------------------------------    ------    ---------
ClearBridge Variable Aggressive Growth Portfolio                       I       52467X203
ClearBridge Variable Appreciation Portfolio                            I       52467W882
ClearBridge Variable Equity Income Portfolio                           I       52467W833
ClearBridge Variable Large Cap Growth Portfolio                        I       52467X609
ClearBridge Variable Large Cap Value Portfolio                         I       52467M504
ClearBridge Variable Mid Cap Core Portfolio                            I       52467X708
ClearBridge Variable Small Cap Growth Portfolio                        I       52467M843
Legg Mason Investment Counsel Variable Social Awareness Portfolio    Single    52467X880
Permal Alternative Select VIT Portfolio                                II      52467X831

LEGG MASON PARTNERS VARIABLE INCOME TRUST
FUND NAME                                                            CLASS       CUSIP
-----------------------------------------------------------------    ------    ---------
Western Asset Variable Global High Yield Bond Portfolio                I       52467K839
Western Asset Variable High Income Portfolio                         Single    52467K771